UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  June 5, 2014 (June 4, 2014)

BARNES & NOBLE, INC.
(Exact name of registrant as specified in its charter)

Delaware	1-12302	06-1196501
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

122 Fifth Avenue, New York, New York	10011
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:  (212) 633-3300

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry into a Material Definitive Agreement.

Samsung Commercial Agreement

On June 4, 2014, barnesandnoble.com llc (“NOOK Media”), a wholly owned subsidiary of NOOK Media LLC and a subsidiary of Barnes & Noble, Inc., entered into a commercial agreement (the “Agreement”) with Samsung Electronics America, Inc. (“Samsung”) relating to tablets.

Pursuant to the Agreement, NOOK Media, after good faith consultations with Samsung and subject to Samsung’s agreement, will select Samsung tablet devices under development to be customized and co-branded by NOOK Media.  Such devices will be produced by Samsung. The co-branded NOOK tablet devices may be sold by NOOK Media through Barnes & Noble retail stores, www.barnesandnoble.com, www.nook.com and other Barnes & Noble and NOOK Media websites.  NOOK Media and Samsung have agreed to develop co-branded Samsung Galaxy Tab 4 NOOK tablets as the initial co-branded devices pursuant to the Agreement.

NOOK Media has agreed to a minimum purchase commitment during the first twelve months after the launch of the initial co-branded NOOK devices of 1,000,000 devices; provided that if NOOK Media does not meet certain sales thresholds of the initial co-branded NOOK devices by December 31, 2014, the twelve month period referred to above shall be extended to fifteen months.

NOOK Media and Samsung have agreed to coordinate customer service for the co-branded NOOK devices and have both agreed to a license of intellectual property to promote and market the devices.  Additionally, Samsung has agreed to fund a marketing fund for the co-branded NOOK devices at the initial launch and for the duration of the Agreement.

The Agreement has a two year term, with certain termination rights, including termination (i) by NOOK Media for a Samsung material default; (ii) by Samsung for a NOOK Media material default; (iii) by NOOK Media if Samsung fails to meet its shipping and delivery obligations in any material respect on a timely basis; and (iv) by either party upon insolvency or bankruptcy of the other party.

The foregoing summary is a general description only, does not purport to be complete and is qualified in its entirety by the Agreement, which is attached hereto as Exhibit 10.1 and incorporated into this Item 1.01 by reference.

Item 9.01.	Financial Statements and Exhibits

(d)           The following exhibit is filed as a part of this Report.

Exhibit No.	Description
10.1	Commercial Agreement, dated June 4, 2014, between Samsung Electronics America, Inc. and barnesandnoble.com llc.*

 * Pursuant to a request for confidential treatment, portions of this Exhibit have been redacted from the publicly filed document and have been furnished separately to the Securities and Exchange Commission as required by Rule 24b-2 under the Securities Exchange Act of 1934, as amended.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

BARNES & NOBLE, INC.,

Date: June 5, 2014	By:	/s/ Bradley A. Feuer
Name: Bradley A. Feuer
Title: Vice President, General Counsel and Corporate Secretary

Barnes & Noble, Inc.

Exhibit Index

Exhibit No.	Description
10.1	Commercial Agreement, dated June 4, 2014, between Samsung Electronics America, Inc. and barnesandnoble.com llc.*

 * Pursuant to a request for confidential treatment, portions of this Exhibit have been redacted from the publicly filed document and have been furnished separately to the Securities and Exchange Commission as required by Rule 24b-2 under the Securities Exchange Act of 1934, as amended.